TAUBER & BALSER, P.C.
                          Certified Public Accountants
                           3340 Peachtree Road, N.E.
                                   Suite 250
                               Atlanta, GA 30326

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Post Effective Amendment No. 1 Registration Statement on Form S-B2 of our report dated December 18, 1998, relating to the financial statements of Log On America, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Tauber & Balser, P.C.

Tauber & Balser, P.C.
Atlanta, Georgia
December 1, 1999